EXHIBIT 4.18

Execution Version

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed

Private & Confidential

DATED July 7, 2022

LEGEND BIOTECH USA, INC. and LEGEND BIOTECH IRELAND LIMITED and JANSSEN BIOTECH, INC.
and
JANSSEN PHARMACEUTICA NV
AMENDMENT NO. 9 TO COLLABORATION AND LICENSE AGREEMENT DATED DECEMBER 21, 2017

THIS AMENDMENT is made and entered into as of July 7, 2022 (the “Effective Date”), by and between:
1.LEGEND BIOTECH USA INC., a Delaware corporation (“Legend U.S.”)
2.LEGEND BIOTECH IRELAND LIMITED, an Irish entity (“Legend Ireland”); together “Legend”
3.JANSSEN BIOTECH, INC., a Pennsylvania corporation (“Janssen USA”) and
4.JANSSEN PHARMACEUTICA NV (“Janssen NV”)
Legend and Janssen are each referred to herein by name or as a “Party” or, collectively, as “Parties”.
BACKGROUND
1.By an agreement dated December 21, 2017 (the “Original Agreement”), Legend and Janssen entered into a Collaboration and License Agreement to develop, manufacture, and commercialize LCAR-B38M and products containing LCAR-B38M, which was amended by Amendment No. 1 dated February 26, 2018 (labeled as “Letter Agreement”); Amendment No. 2 dated March 12, 2018 (labeled as “First Amendment to the Collaboration and License Agreement”); Amendment No. 3 dated December 10, 2018 (labeled as “Letter Agreement No. 2”); Amendment No. 4 dated December 16, 2019 (labeled as “Amendment No. 1 to Collaboration and License Agreement”); Amendment No. 5 dated November 30, 2020 (labeled as “Amendment No.2 to Collaboration and License Agreement”); Amendment No. 6 dated December 7, 2020 (labeled as “Amendment No.3 to Collaboration and License Agreement”); Amendment No. 7 dated July 26, 2021 (labeled as “Amendment No. 6 to Collaboration and License Agreement”); and Amendment No. 8 dated November 11, 2021 (labeled as “Amendment No. 7 to Collaboration and License Agreement”) (collectively, the “Agreement”).

2.The Parties acknowledge that the above amendments are correctly renumbered for future reference and the titles of all prior amendments and references thereto in the Agreement (including the Original Agreement and all amendments thereto) are deemed to be amended as referred to in the recital above.
3.On February 28th, 2022, Legend U.S. and Janssen Pharmaceuticals, Inc. (“JPI”) have executed the Interim Product Supply Agreement pursuant to which the Parties agreed to engage JPI to provide certain manufacturing services for the Product on an interim basis prior to Legend’s lease of the Facility.
4.The Parties wish to amend the Agreement to modify the time by which the Parties will enter into the Product Supply Agreement and Product Quality Agreement.
Now, therefore, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:
1. DEFINITIONS
For purposes of this Amendment, the capitalized terms used herein shall have the defined meanings specified in the terms below or elsewhere herein. Unless otherwise defined herein, each capitalized term used in this Amendment shall have the meaning assigned to it in the Agreement, as modified hereby.
2. AMENDMENTS
2.1. The first sentence of Section 6.2.3(c) of the Agreement is deleted in its entirety and replaced with the following text:
[***] contract manufacturing organization (“CMO”) with respect to Manufacture and supply of Product for clinical and commercial use in the territory to be supplied from each Facility, in accordance with a supply agreement and related quality agreement (respectively, the “Product Supply Agreement” and “Product Quality Agreement”) for such Facility to be negotiated in good faith and entered into [***].
3. The Agreement shall be deemed to have been amended in accordance with Section 14.8 of the Agreement. Except as expressly modified hereby, the Agreement shall remain in full force and effect as originally executed by the Parties. This Amendment supersedes any other prior writing and prior or contemporaneous oral agreements or understandings between the Parties that relate to or arise out of this Amendment and any related matters. This Amendment, together with the Agreement, fully integrates the Parties’ agreement and understanding with respect to all matters covered by it.
4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their duly authorized representatives as of the date and year first above written.

LEGEND BIOTECH USA, INC. LEGEND BIOTECH IRELAND
LIMITED

By:____________________________ By:_________________________________

Name:_________________________ Name:_______________________________

Title:__________________________ Title:________________________________

Date:__________________________ Date:________________________________

JANSSEN BIOTECH, INC. JANSSEN PHARMACEUTICA NV

By:____________________________ By:_________________________________

Name:_________________________ Name:_______________________________

Title:__________________________ Title:________________________________

Date:__________________________ Date:________________________________

JANSSEN PHARMACEUTICA NV

By:____________________________

Name:_________________________

Title:__________________________

Date:__________________________